UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2010

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 W. 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 29,2010, AZZ incorporated entered into the Fifth Amendment to Second Amended and Restated Credit Agreement, (the “Fifth Amendment”), with Bank of America, N.A. which amends our Second Amended and Restated Credit Agreement, (the “Credit Agreement”), dated as of May 25, 2006.

The Fifth Amendment increases our revolving line of credit from $60 million to $80 million and matures on Mary 25, 2014.  It also increases the maximum amount of capital expenditures we are permitted to make in any fiscal year without the prior approval of our lenders from $20 million to $30 million on a consolidated basis.  The Amendment also increases the amount of cash dividends the Company is allowed to pay to $15 million annually and increases the basket for AZZ common stock repurchases to $40 million over the life of the revolving line of credit.

This is an unsecured, revolving credit facility to be used to provide for working capital needs, capital improvements, future acquisitions, and letter of credit needs.  The Credit Agreement provides for various financial covenants consisting of a) Minimum Consolidated Net Worth – maintain on a consolidated basis net worth equal to at least the sum of $182.3 million, representing 80% of net worth at February 28, 2010, plus 50% of future net income, b) Maximum Leverage Ratio – maintain on a consolidated basis a Leverage Ratio not to exceed 3.25:1.0, c) Fixed Charge Coverage Ratio – maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.75:1.0 and d) the limit on capital expenditures describe above.

The Credit Agreement provides for an applicable margin of from 1.0% to 1.75% over the Eurodollar Rate and Commitment Fees ranging from .20% to .30% depending on our Leverage Ration (as defined above).

A copy of the Fifth Amendment in included as a exhibit to this Report on Form 8-K.

Section 9 – FINANACIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report.

Exhibit 99.1	Fifth Amendment to Second Amended and Restated Credit Agreement.

FORWARD LOOKING STATEMENTS

Except for the statements of historical fact, this report may contain forward-looking statements that involve risks and uncertainties some of which are detailed from time to time in documents filed by the company with the SEC. Those risks and uncertainties include, but are not limited to: changes in customer demand and response to products and services offered by the company, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material costs, including zinc and natural gas which are used in the hot dip galvanizing process and steel, aluminum and copper which are used in the electrical and industrial segment; changes in the economic conditions of the various markets the company serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, adequacy of financing, currency fluctuations, and availability of experienced management employees to implement the company's growth strategy.  The company can give no assurance that such forward-looking statements will prove to be correct.  We undertake no obligation to affirm, publicly update or revise any forward-looking statements, whether as a result of information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
DATE: 4/29/2010	By: /s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer